EXHIBIT 23.1



DAVIDSON & COMPANY    Chartered Accountants        A Partnership of Incorporated
                                                          Professionals















                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

As independent chartered accountants, we hereby consent to all references to our firm included in this Form S-8 Registration Statement. We also hereby consent to the incorporation by reference in this Form S-8 of our report dated February 7, 2000 included in the Mindfuleye, Inc., Registration Statement on Form 10-SB filed pursuant to Section 12(g) of the Exchange Act, filed on April 4, 2000, as amended on June 2, 2000.



                              "DAVIDSON & COMPANY"
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Vancouver, Canada                                          Chartered Accountants
August 4, 2000



A Member of SC INTERNATIONAL ---------------------------

    Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                 Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                  Telephone (604) 687-0947 Fax (604) 687-6172